Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations based upon the combined historical financial statements of Diffusion Pharmaceuticals LLC (Diffusion or the Company) and RestorGenex Corporation (RestorGenex), after giving effect to the consummation of the merger transaction contemplated by the Agreement and Plan of Merger, dated December 15, 2015, by and among the Company and RestorGenex, and the related adjustments described in the accompanying notes. The merger transaction is accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance provides that in identifying the acquiring entity in a business combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including; the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because Diffusion’s pre-transaction owners held an 84.1% economic and voting interest in the combined company immediately following the completion of the merger, Diffusion is considered to be the acquirer of RestorGenex for accounting purposes. This means that Diffusion will allocate the purchase price to the fair value of RestorGenex’s assets and liabilities as of the acquisition date, with any excess purchase price recorded as goodwill.

The unaudited pro forma condensed combined balance sheet data as of December 31, 2015 gives effect to the merger transaction as if it occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 gives effect to the merger transaction as if it had occurred on January 1, 2015.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in ASC Topic 805, and reflect the allocation of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The Company’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma condensed combined financial information, the Company allocated the purchase price using its best estimates of fair value. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statement of operations does not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2015

	Historical
	Diffusion December 31, 2015	RestorGenex December 31, 2015	Pro Forma Adjustments (See Note 5)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,997,192	$12,006,075	$(4,418,268	)(a)	$9,584,999
Prepaid expenses and other current assets	45,921	169,150	—		215,071
Total current assets	2,043,113	12,175,225	(4,418,268)		9,800,070

Property and equipment, net	51,996	57,995	—		109,991
Intangible assets, net	—	6,449,628	2,867,372	(b)	9,317,000
Goodwill	—	985,000	6,680,818	(c)	7,665,818
Other assets	181,487	250,000	—		431,487
Total assets	$2,276,596	$19,917,848	$5,129,922		$27,324,366

Liabilities and equity
Current liabilities:
Accounts payable	$424,675	$36,110	$—		$460,785
Accrued expenses	621,669	1,167,692	(20,331	)(d)	1,769,030
Current portion of convertible notes, net	424,964	—	—		424,964
Total current liabilities	1,471,308	1,203,802	(20,331)		2,654,779

Convertible notes, net	818,646	—	—		818,646
Accrued interest payable	28,265	—	—		28,265
Deferred tax liability	—	2,274,526	1,452,474	(e)	3,727,000
Total liabilities	2,318,219	3,478,328	1,432,143		7,228,690

Equity	(41,623)	16,439,520	3,697,779	(f)	20,095,676
Total liabilities and equity	$2,276,596	$19,917,848	$5,129,922		$27,324,366

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2015

	Historical
	Diffusion For the Year Ended December 31, 2015	RestorGenex For the Year Ended December 31, 2015	Pro Forma Adjustments (See Note 5)		Pro Forma Combined
Revenue	$—	$—	$—		$—
Operating expenses:
Research and development	3,875,467	3,852,973	—		7,728,440
General and administrative	2,522,370	7,912,116	(1,850,614	)(g)	8,583,872
Depreciation and amortization	8,268	23,269	—		31,537
Impairment of goodwill	—	11,070,991	—		11,070,991
Former employee severance expense	—	967,683	—		967,683
Total operating expenses	6,406,105	23,827,032	(1,850,614)		28,382,523
Loss from operations	(6,406,105)	(23,827,032)	1,850,614		(28,382,523)

Other income (expense):
Interest and other income, net	13,371	6,357	—		19,728
Interest expense	(326,488)	—	—		(326,488)
Total other income (expense)	(313,117)	6,357	—		(306,760)
Net loss	$(6,719,222)	$(23,820,675)	$1,850,614		$(28,689,283)

Net loss per share, basic and diluted		$(1.28)			$(0.28)
Weighted average common shares outstanding, basic and diluted		18,614,968	82,963,544	(h)	101,578,512

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of January 8, 2016, the date the transaction closed (the Acquisition Date). The Company will continue to assess its determination of fair value of the assets acquired and liabilities assumed during the measurement period.

Diffusion’s historical results reflect Diffusion’s audited statement of operations for the year ended December 31, 2015 and the audited condensed balance sheet as of December 31, 2015. RestorGenex’s historical results reflect the audited consolidated statement of operations for the year ended December 31, 2015 and the audited condensed consolidated balance sheet as of December 31, 2015.

2. Description of Transaction

On December 15, 2015, Diffusion entered into the merger agreement with RestorGenex. The transaction closed on January 8, 2016. Following the completion of the merger, RestorGenex changed its corporate name to Diffusion Pharmaceuticals Inc.

The merger transaction was accounted for as a reverse acquisition under the acquisition method of accounting. Because Diffusion’s pre-transaction owners held an 84.1% economic and voting interest in the combined company immediately following the completion of the merger, Diffusion is considered to be the acquirer of RestorGenex for accounting purposes.

Each outstanding unit of membership interest of Diffusion (the Diffusion Units) was converted into the right to receive 3.652658 shares of common stock in RestorGenex, par value $0.001 per share (the Common Stock), as determined pursuant to the Merger Agreement (the Exchange Ratio). Additionally, the right of holders of outstanding convertible notes of Diffusion to convert such notes into Diffusion Units was converted into the right to convert such notes into a number of shares of Common Stock equal to the number of Diffusion Units into which such note would have been convertible under the original terms of the note multiplied by the Exchange Ratio. In addition, all outstanding options to purchase Diffusion Units were assumed by RestorGenex and the right to exercise converted into options to purchase Common Stock on terms substantially identical to those in effect prior to the merger transaction, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio.

In connection with the merger transaction, RestorGenex issued contingent value rights (CVRs) to pre-transaction shareholders of RestorGenex. Each CVR is a non-transferable right to potentially receive certain cash payments in the event the combined company receives net cash payments during the five-year period after the merger transaction as a result of the sale, transfer, license or similar transaction or any other agreement to the extent relating to the development of RestorGenex’s product currently known as RES-440, a “soft” anti-androgen. The aggregate cash payments to be distributed to the holders of the CVRs, if any, will be equal to the amount of net cash payments received by the combined company as a result of the sale, transfer, license or similar transaction relating to RES-440, but will not exceed $50,000,000 in the aggregate.

3. Preliminary Purchase Price

The purchase consideration in a reverse acquisition is determined with reference to the value of equity that the accounting acquirer, Diffusion, would have had to issue to the owners of the accounting acquiree, RestorGenex, to give the pre-acquisition RestorGenex equity holders the same percentage interest in Diffusion that such pre-acquisition RestorGenex equity holders held in the Company immediately following the reverse acquisition. The purchase price is calculated as follows:

Purchase consideration:
Fair value of RestorGenex shares outstanding	$19,546,000
Estimated fair value of RestorGenex stock options assumed by Diffusion	1,321,000
Estimated fair value of RestorGenex warrants assumed by Diffusion	384,000
Contingent value rights – RES-440 product candidate	10,000
Total preliminary purchase price	$21,261,000

For pro forma purposes, the fair value of the RestorGenex common stock used in determining the purchase price was $1.05 per share based on the closing price of RestorGenex common stock on January 8, 2016.

4. Preliminary Allocation of Estimated Preliminary Purchase Price to Assets Acquired and Liabilities Assumed

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of RestorGenex are recorded at the acquisition date fair values and added to those of Diffusion. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of December 31, 2015 and have been prepared to illustrate the estimated effect of the merger. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the merger. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following is the preliminary estimate of the assets acquired and the liabilities assumed by Diffusion in the merger, reconciled to the purchase price transferred:

Current assets	$8,914,225
Noncurrent assets	307,995
Current liabilities	(1,217,038)
Noncurrent liabilities	(3,727,000)
Net acquired tangible assets	4,278,182
Identifiable intangible assets (i)	9,317,000
Goodwill (ii)	7,665,818
Total preliminary purchase price allocation	$21,261,000

(i)

As of the effective date of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, the Company assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets. The Company’s management used a cost approach to estimate the preliminary fair value of intangible assets. The identifiable intangible assets consist of in-process research and development.

(ii)

Goodwill is calculated as the difference between the estimated fair value of the consideration transferred and the estimated fair values of the assets acquired and liabilities assumed. Goodwill is not amortized.

5. Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	To record transaction costs of $1,123,701 and $33,567 for Diffusion and RestorGenex, respectively, and to record RestorGenex severance payments for termination of employees upon consummation of the merger.

To record transaction costs	$(1,157,268)
To record severance payments	(3,261,000)
Total	$(4,418,268)

(b)	To record intangible assets acquired in the merger and eliminate RestorGenex’s historical intangible assets:

To record intangible assets acquired in the merger	$9,317,000
To eliminate historical RestorGenex intangible assets	(6,449,628)
Total	$2,867,372

(c)	To record goodwill as a result of the merger and eliminate RestorGenex’s historical goodwill:

To record goodwill acquired in the merger	$7,665,818
To eliminate historical RestorGenex goodwill	(985,000)
Total	$6,680,818

(d)	To eliminate the straight-line rent liability relating to operating leases, in accordance with purchase accounting guidance.

(e)

To eliminate RestorGenex’s deferred tax liability related to prior acquisitions that arose from amortizing, for tax purposes, intangible assets from business combination transactions prior to this merger and record deferred tax liability related to the merger:

To eliminate deferred tax liabilities related to RestorGenex’s intangible assets from prior acquisitions	$(2,274,526)
To record net deferred tax liability related to the merger	3,727,000
Total	$1,452,474

(f)

To eliminate RestorGenex’s equity, to record the estimated fair value of RestorGenex shares included in the merger consideration, to record the estimated fair value of RestorGenex stock options and warrants assumed in connection with the acquisition, to record the estimated fair value of the contingent value rights, and to record Diffusion’s transaction costs of $1,123,701.

To eliminate RestorGenex’s equity	$(16,439,520)
To record the estimated fair value of the RestorGenex shares included in the merger consideration	19,546,000
To record the estimated fair value of RestorGenex stock options assumed in connection with acquisition	1,321,000
To record the estimated fair value of RestorGenex warrants assumed in connection with acquisition	384,000
To record the estimated fair value of contingent value rights	10,000
To record transaction costs	(1,123,701)
Total	$3,697,779

(g)	To remove transaction costs of $1,193,115 and $657,499 related to the merger that are recorded in the historical statements of operations of RestorGenex and Diffusion, respectively.

(h)

Relates to the number of additional shares of common stock issued in relation to the merger, assuming for the purposes of this pro forma condensed combined statement of operations that the merger closing date was January 1, 2015.